SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011
Transglobal Assets, Inc
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-148697	88-0476779
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2137 B NW Hishgway 101, Lincoln City, OR	97367
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  541-994-1192
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Writteno communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Solicitingo material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencemento communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencemento communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
TransGlobal Assets Inc. announces that it has secured a 5 Million Euro Loan with a Bulgarian bank through Western International External Corporation, Ltd., 9 Radestski Street, Office 2, 9000 Varna, Bulgaria. The Loan will be used to acquire a 2.5 MW PV Solar Park with estimated annual revenues of 1,667,900 Euro. The loan is for 5 years with a rollover provision for 5 additional years. The interest rate is for 2% above LIBOR/EURIBOR for 5 years and up to 1.5% above LIBOR/EURIBOR for the additional years. WIEC is a strategic alliance partner of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

TIMESHARE HOLDINGS, INC

Date: June 2, 2011	By:	/s/ Kent A. Strickler
Kent A. Strickler
President
/s/ Douglas R. Johnson
Douglas R. Johnson
Chief Operating Officer & Chief Financial Officer